Exhibit 10.2

VRINGO, INC.
780 Third Avenue, 12th Floor
New York, NY 10017
Telephone: (212) 309-7549
Facsimile: (646) 532-6775

December 19, 2014

Alexander R. Berger
c/o Vringo, Inc.
780 Third Avenue, 12th Floor
New York, NY 10017

Re: Consulting Arrangement

Dear Alex:

This letter agreement (the "Agreement") confirms the terms pursuant to which Vringo, Inc. (the "Company" or "we" and its correlatives) has agreed to retain Alexander R. Berger ("Consultant" or "you" and its correlatives) as a Consultant to the Company.

1. Transition. Upon the Effective Date (as defined below) of this Agreement, you transition to the role of a consultant and resign from your positions as Chief Operating Officer, Secretary and member of the Board of Directors of the Company and the Company hereby accepts your resignations from such positions. Except as specifically set forth in paragraph 8 of this Agreement, this Agreement terminates and supersedes the (i) Executive Employment Agreement and (ii) Non-Disclosure and Non-Solicitation Agreement (NDA) entered into on or about February 13, 2013 by and between Consultant and the Company (the "Employment Agreement") and that Consultant is not entitled to any salary, bonus, vacation, severance or other compensation or benefits accruing under the Employment Agreement, except that Consultant shall be entitled to his final pay and any accrued but unused vacation pay calculated in accordance with Company policy accruing up to the Effective Date of this Agreement.

2. Services. Consultant will be engaged to provide advice and services to the Company as an independent contractor. Consultant does not have, without express written authority, the right or the ability to bind Company to any obligation with a third party. The specific services Consultant shall provide to the Company shall include continued service on the Board of Directors of certain of the Company's subsidiaries as mutually agreed, and other services as set forth in the Description of Services attached hereto as Exhibit A. Consultant shall provide services in connection with the services listed on Exhibit A under the direction and supervision of Company's Chief Executive Officer and, for certain matters, the Company's Chief Legal and Intellectual Property Officer or Board of Directors.

3. Term. The term of this Agreement shall commence effective as of December 19, 2014 (the "Effective Date") and shall continue through and including September 30, 2016, unless terminated earlier by Consultant or the Company pursuant to paragraph 10 of this Agreement.

4. Compensation and Expenses; Invoices. The Company will compensate Consultant with a fee of $10,000 per month from the date hereof until December 31, 2015 and as mutually agreed by the parties from January 1, 2016 until September 30, 2016 for the services set forth on Exhibit A. The Company will reimburse Consultant for reasonable business expenses incurred in good faith in the performance of Consultant's services for the Company. Notwithstanding the foregoing, Consultant shall obtain advanced written approval by an officer of the Company prior to incurring any expense in excess of $1,000, individually or in the aggregate. Company shall not be responsible for payment of any taxes or insurance applicable to Consultant's engagement hereunder.

Alexander R. Berger

December 19, 2014

Consultant shall deliver to the Company by the fifteenth (15th) day of each month an itemized list of expenses, accompanied by sufficient documentary matter to support such expenditures. Consultant shall deliver invoices via e-mail to xxx or through the electronic expense management system then in use by the Company, if any.

5. Restricted Stock Units. All restricted stock units (the "RSUs") granted by the Company to Consultant prior to the Effective Date pursuant to the Vringo, Inc. 2012 Employee, Director and Consultant Equity Incentive Plan (the "Plan") and the agreement evidencing such grants shall continue to vest in accordance with their terms.

6. Options. All stock options outstanding as of the Effective Date, whether vested or unvested, that were granted by the Company to the Consultant pursuant to the Plan shall as of the Effective Date be forfeited for no consideration.

7. Representations and Warranties. Consultant hereby represents and warrants that:

(i) Consultant is legally authorized to provide services in any jurisdiction in which Consultant will provide services to the Company;

(ii) Consultant does not believe that Consultant engaged in any fraudulent, improper, unethical, unlawful, reckless, grossly negligent or wrongful conduct while employed by the Company including, but not limited to, the NDA and any other agreement with the Company; and

(iii) Consultant has no knowledge of any fraudulent, improper, unethical, unlawful, reckless, grossly negligent or wrongful conduct by any current or former employee, officer, director, agent, consultant, or representative of the Company;

8. Noncompetition, Non-Disclosure and Non-Solicitation. Throughout the entire term of this Agreement the Consultant shall remain bound by all of the covenants set forth in Section 10 of the Employment Agreement entitled "Covenant Not to Compete" and Sections 1, 2, 5, 7 and 10-16 of the NDA, irrespective of whether Consultant or the Company chooses to terminate this Agreement prior to the end of the term.

9. Covenants. Consultant agrees that during the term of this Agreement, (i) nothing herein shall be deemed to cause this Agreement to create an agency, partnership, or joint venture between the parties, (ii) Consultant shall be an independent contractor, and nothing herein shall be interpreted or construed as creating or establishing the relationship of employer and employee between the Company and Consultant, (iii) Consultant shall perform Consultant's responsibilities hereunder in a professional manner, (iv) Consultant shall perform Consultant's responsibilities hereunder in a manner that does not infringe, or constitute an infringement or misappropriation of any patent, copyright, trademark, trade secret or other interest, proprietary or otherwise, of any individual or entity.

10. Termination.  With or without Cause (as defined below), Consultant may terminate this Agreement at any time upon thirty (30) days written notice. The Company may terminate this Agreement for Cause at any time upon notice. During the period after notice of termination is given through actual termination, Consultant agrees to cooperate with Company in good faith on matters relating to this engagement. Upon any termination or expiration of this Agreement, (i) Consultant's engagement with Company shall terminate, (ii) Consultant shall not be eligible to receive any further fees or other compensation, remuneration, or consideration, and (iii) Consultant shall promptly return to Company any Confidential Information and/or other Company, documents, materials or property in Consultant's possession, custody or control. Upon any expiration or termination of Consultant's engagement with Company, or this Agreement, for whatever reason, and regardless of whether Company is otherwise in breach of any obligation to Consultant, the terms of Sections 8, 9, and 11 of this Agreement shall remain in full force and effect. "Cause" shall have the definition set forth in the Plan.

Alexander R. Berger

December 19, 2014

11. Release of Claims. As a condition of entering into this Agreement, Consultant and the Company hereby agree to execute a mutual General Release of any and all claims of any nature whatsoever that either party has, or in the future may have against the other, whether or not now known, from the beginning of time up to the Effective Date in the form attached hereto as Exhibit B.

12. Miscellaneous.

(i) Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by Company and Consultant or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any breach with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent breach or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

(ii) Notice. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile or e-mail (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) business day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be as set forth on Exhibit C , or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine or e-mail server containing the time, date, recipient facsimile number and an image of the first page of such transmission (if by facsimile), or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or e-mail, or receipt from an overnight courier service, in accordance with clause (i), (ii) or (iii) above, respectively.

(iii) Governing Law and Dispute Resolution.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and/or to be performed in that State, without regard to any choice of law provisions thereof.

Alexander R. Berger

December 19, 2014

In the event of a breach of the Agreement by either party, the non-breaching party shall inform the breaching party by letter of the suspected breach. The breaching party shall have ten (10) days to cure said breach. In the event the breach has not been cured within ten (10) days, then the non-breaching party may pursue arbitration as described below. Notwithstanding the foregoing, if there is a breach or threatened breach of the NDA, then the Company may immediately seek an injunction in a New York state or federal court to prevent the breach or threatened breach in aid of arbitration.

Any dispute arising between you and the Releasees under this Agreement, shall be submitted exclusively to binding arbitration before the American Arbitration Association ("AAA") for resolution. Such arbitration shall be conducted in New York, New York, and the arbitrator will apply New York law, including federal law as applied in New York courts. The arbitration shall be conducted in accordance with AAA Commercial Arbitration Rules as modified herein. The arbitration shall be conducted by a single arbitrator and the award of the arbitrator shall be final and binding on the parties, and judgment on the award may be confirmed and entered in any state or federal court in the State and City of New York. The arbitration shall be conducted on a strictly confidential basis, and you shall not disclose the existence of a claim, the nature of a claim, any documents, exhibits, or information exchanged or presented in connection with such a claim, or the result of any action (collectively, "Arbitration Materials"), to any third party, with the sole exception of your legal counsel, who also shall be bound by these confidentiality terms. In the event of any court proceeding to challenge or enforce an arbitrator's award, the parties hereby consent to the exclusive jurisdiction of the state and federal courts in New York, New York and agree to venue in that jurisdiction. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by delivering a copy thereof to such party in accordance with the notice provisions above. The parties agree to take all steps necessary to protect the confidentiality of the Arbitration Materials in connection with any such proceeding, agree to file all Proprietary Information (and documents containing Proprietary Information) under seal, and agree to the entry of an appropriate protective order encompassing the confidentiality terms of this Agreement.

(iv) Assignment.  The rights and benefits of Company under this Agreement shall be assignable and transferable (as the case may be), and all the covenants and agreements hereunder shall inure to the benefit of, and be enforceable by or against, its successors and assigns.  The duties and obligations of Consultant under this Agreement are personal and therefore Consultant may not assign any right or duty under this Agreement without the prior written consent of Company.

(v) Severability. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid or unenforceable, in whole or in part, the remaining terms and provisions shall be unimpaired and the unenforceable term or provision shall be replaced by such enforceable term or provision as comes closest to the intention underlying the unenforceable term or provision.

(vi) Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Alexander R. Berger

December 19, 2014

(vii) Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(viii) No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

(ix) Entire Agreement. Except as specifically set forth in paragraphs 5 and 8 of this Agreement, this Agreement and the Indemnification Agreement dated January 13, 2013 between the Company and the Consultant constitutes the entire agreement between the parties relating to the subject matter contained herein and terminates and supersedes all prior or contemporaneous representations, promises, warranties, covenants, undertakings, discussions, negotiations, and agreements, whether written or oral, by any officer, employee or representative of any party to this Agreement with respect to such subject matter, other than those expressly contained in this Agreement.

(x) Counterparts. This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof. Execution and delivery of this Agreement by facsimile or other electronic signature is legal, valid and binding for all purposes.

[Signature Page Follows]

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VRINGO, INC.
780 Third Avenue, 12th Floor
New York, NY 10017
Telephone: (212) 309-7549
Facsimile: (646) 532-6775

[Signature Page to Consulting Agreement Dated December 19, 2014]

Please acknowledge your receipt of and agreement to this letter by signing below.

Sincerely,
VRINGO, INC.

By:	/s/ Andrew D. Perlman
Andrew D. Perlman
Chief Executive Officer

ACCEPTED AND AGREED:

/s/ Alexander R. Berger
Alexander R. Berger